UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2016

CENTRAL FEDERAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-55553	47-4884908
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

210 West 10th Street, Rolla, Missouri 65401

(Address of principal executive offices) (Zip Code)

(573) 364-1024

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Angie Medwick has been appointed as the Chief Financial Officer of Central Federal Bancshares, Inc. (the “Company”), effective June 1, 2016. Ms. Medwick, age 48, has served as a profitability analyst and consultant, and provided accounting services as an independent contractor, with High Performance Consulting, Inc., Grand Junction, Colorado (from April 2008) and Angie Medwick, IC&C, LCC, Cuba, Missouri (from January 2009), primarily for financial institutions with assets ranging from $75 million to $1.2 billion. In these roles she evaluated income, operating expenses, accounting, operations and bank practices to improve profitability, procedures and technology utilization; evaluated accounting and operations departments to determine skill level, evaluate workflow and recommend restructuring plans; and worked with core software vendors to identify efficiencies for her clients. Prior to 2008, Ms. Medwick was Vice President - Controller / Operations and Information Technology, for Peoples Bank, Cuba, Missouri, where, among other matters, she was responsible for the preparation of financial statements, regulatory reports, financial forecasts and budgets and for oversight of general accounting functions, including accounts payable, fixed assets, collections, reconciliations and cash management.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL FEDERAL BANCSHARES, INC.

Date: June 1, 2016	By:	/s/ William A. Stoltz
William A. Stoltz
President and Chief Executive Officer

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